EXHIBIT 10.3

                        AGREEMENT OF PURCHASE AND
                             SALE OF ASSETS

This Agreement is made as of the____ day of April 1998, between NetRom, Inc., ("NI"), a California corporation and Tri-National Development Corp. ("TND"), a Wyoming Corporation.

WHEREAS, "NI" has acquired by assignment all of the rights and interests of Baja Pro Racing, S.A. de C.V. contained in an agreement with "TND" and Baja Pro Racing, S.A. de C.V.dated April 29, 1997, pursuant to an assignment dated April 20, 1998 and approved by "TND" and now desires to consummate the purchase originally intended by that April 29, 1997 agreement and "TND" desires to sell to "NI", upon the modified terms and subject to the conditions of this Agreement, the properties of "TND" described in Paragraph 1.01 in exchange for common stock and a participation agreement from "NI" described in Paragraph 1.02. In consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties agree as follows;

ARTICLE I - Purchase and Sale of Assets
     1.1  Sale of Assets
          The assets to be conveyed, transferred, signed, and delivered, as provided by this Agreement, shall, without limitation, include 200 acres of the property, (see Exhibit A-Legal Description) known as Hills of Bajamar owned by Planificacion y Desarrollo Regional Jatay, S.A. de C.V., ("PDRJ") a Mexican Corporation, a wholly-owned subsidiary of "TND", but does not include any other assets of "TND" or ("PDRJ"). The 200 acres will transferred to "NI" at a price of $21,000 per acre, for a total purchase price of $4,200,000. These 200 acres will be contiguous with the 50 acres previously purchased pursuant to an agreement dated December 22, 1997.

     1.02 Considerations

          As full payment for the transfer of the assets by "TND" to "NI", "NI" shall deliver at the closing, the following:

          (i) "NI" Common Stock: "NI" shall deliver to "TND", at closing, shares of its common stock in the total amount of 4,200,000 based on a value of $1.00 per share. "TND" commits to withhold these shares from sale for a period of at least one year. "NI" in consideration for "TND" locking up the shares for a minimum of one year agree that in the event that the common shares identified here are not trading at a price of at least $1.00 per share by one year from the date herein, "NI" will issue additional shares in an amount to then equal the difference between $1.00 and the market price at that date. The price and terms for the property is based on recent negotiations between the parties and is subject to Board of Director approvals.

          (ii) "NI" or its assignee will have the right to repurchase these shares prior to fourteen months from the date of this agreement at a price of $1.00 per share and during the second year

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                prior to that anniversary at a price of $2.00. Thereafter,
                "TND" will have no restrictions as to these shares.
          (iii) Participation Agreement.  It is agreed that "NI"' and
                "TND" intend to proceed with the development of a family destination resort, which will incorporate extreme games facilities, as well as other family related activities, a hotel, possible executive style golf course for teaching kids golf, an integrated raceway, similar to plans originally proposed by "TND". This raceway is anticipated to accommodate both Indy Style and Formula Racing, as well as the ability to function as a track for bike and off road style events. In order to proceed with the plans for the intended project, "NI" will exchange its newly acquired 250 acres for a 50% interest in a newly formed Nevada corporation, Baja Extreme World, Inc., ("BEW") and "TND" will likewise exchange an additional 250 acres into "BEW" for its 50% share of this new entity. It is agreed that additional interests will be sold in "BEW", however "NI" and "TND" will continue to maintain interests equal to each other. It is understood that the main road from the toll road to the 500 acres is to be constructed by the "BEW" unless otherwise constructed. This provision and all other aspects of this agreement and any amendments hereto or modifications hereof shall be binding upon the parties hereto and their respective heirs, successors and assigns. The agreement will also contain language that allows
                "TND" to review and pre-approve any usage for the property other than as stated. The agreement will also provide and acknowledge that "TND" reserves the exclusive right to develop and manage all facilities on this site and the adjacent land, providing the cost for same is competitive with outside sources.

          (iii) Closing: The closing is take place on or before April 30, 1998.

     1.03 Taxes

          "NI" and "TND" shall pay all taxes and fees, excluding their individual income taxes, arising out of the transfer of the assets.

ARTICLE 2 - Representations and Warranties of "TND"

     2.1  Warranties-"TND" represents and warrants that:

          (i) Organization. "TND" is a corporation duly organized, validly existing, and in good standing under the laws of Wyoming, has all necessary corporate powers to own and sell its properties and carry on its business as now owned and operated by it and is in good standing in the State of Wyoming.

          (ii) Title. "TND" through its wholly owned subsidiary is the owner, beneficially and of record, of all the assets identified or referred to in paragraph 1.01 which as of closing shall be free and clear of all liens, encumbrances, security agreements and any other restrictions.

     2.02 Absence of Changes. Since March 1, 1997, there has not been and will not at closing be any changes in the financial condition or operations of "TND", except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse to "NI"'s interests.

    2.03 Compliance With Laws

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     "TND" represents that, to the best of its knowledge, it has complied with, and is not in violation of, any applicable federal, state or local statutes, laws or regulations, affecting the assets or operation of the business of "TND", both in Mexico and in the United States.

     2.04 No Breach or Violation

          The consummation of the transaction contemplated by this Agreement shall not result in or constitute any of the following;

          (i)   A breach of any term or provision of this agreement;

          (ii) A default or event that, upon notice or lapse of time or both, would be a default, breach or violation of the Articles of Incorporation or Bylaws of "TND", or any lease, license, promissory note, contract, commitment or other agreement, instrument or arrangement to which "TND" is a party;

          (iii) An event that would permit any party to terminate any agreement.



     2.06 Authority

          "TND" has the right, power, legal capacity and authority to enter into and perform its respective obligations under this Agreement, subject only to Board of Director approval, which should be secured prior to closing.

     2.07 Full Disclosure

          None of the representations and warranties made by "TND", hereunder, or on its behalf, contains or shall contain any untrue statement of material fact, or omits or shall omit any material fact the, omission of which would be misleading.

ARTICLE 3 - "NI"'s Representations and Warranties

     3.1  "NI" represents and warrants that:

          (i) Organization. "NI" is a corporation duly organized, validly existing, and in good standing under the laws of the State of California, has all necessary corporate powers to own and sell its properties and carry on its business as now owned and operated by it and is in good standing in California.

          (ii)  Pre-existing Relationship.   "NI" has a pre-existing
                business relationship with "TND" of a nature and duration that has enabled it to evaluate the business and financial circumstances of "TND" and the risks and merits of this acquisition.

ARTICLE 4 - Obligations Before Closing

     4.01 "TND"'s Covenants

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          "TND" covenants that from the date of this Agreement until the closing:

          (i) Access to Information. "NI" and its representatives shall have, full access during all business hours to all properties, books, accounts, records, contracts, and documents of, or relating to the assets and property of "TND" being sold hereunder.

          (ii) Conduct of Business. "TND" shall carry on its business and activities diligently and in substantially the same manner as it previously has been carried on, and shall not institute or use any unusual or novel methods of manufacture, purchase, sale, lease, management, accounting or operation that shall vary materially from those methods used by "TND" as of the of this Agreement.

     4.02 Warranties at Closing

          All representations and warranties of "NI" and "TND" set forth in this Agreement, shall also be true and correct as of the closing date as if made on that date.

ARTICLE 5 - Conditions Precedent to "NI"'s Performance

     5.01 Conditions

          The obligations of "NI" to purchase the assets under this agreement are subject to the satisfaction, at or before the closing, of all the conditions set out below in this Article 5. "TND" may waive any or all of these conditions in whole or in part without prior notice.

     5.2  Accuracy  of Representations

          Except as otherwise set forth in this Agreement, all representations and warranties by "TND" in this Agreement shall be true on and as of the closing date as though made at that time.

     5.03 Performance of "TND"

          "TND" shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the closing date. During the period from execution of this Agreement by both parties to the closing date, there shall not have been any material adverse change in the financial condition or the results of operations of "TND" and "TND" shall not have sustained any material loss or damage to its assets, whether or not insured, that materially affects its ability to conduct a material part of its business.

     5.04 Absence of Litigation

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          No action, suit or proceeding before any court or any
          governmental body or authority, pertaining to the transaction contemplated by this Agreement, shall have been instituted or threatened on or before the closing date,



     5.05 Consents
          --------

          All necessary agreements and consents to the consummation of the transaction contemplated by this Agreement, if any, shall have been obtained by "TND" and delivered to "NI" at or before closing.

ARTICLE 6 - Conditions Precedent to "TND"'s Performance

     6.01 Conditions.

     The obligations of "TND" to sell and transfer the assets under this Agreement are subject to the satisfaction, at or before the closing, of all the following conditions in this Article 6.

     6.02 Accuracy of Representations.
     Except as otherwise set forth in this Agreement, all representations and warranties by "NI" in this Agreement shall be true on and as of the closing date as though made at that time.

     6.3  "NI"'s Warranties.

     All representations and warranties by "NI" contained in this Agreement shall be true on and as of the closing date as though such representations and warranties were made on and as of that date.

     6.4  Absence of Litigation.

     No action, suit or proceeding before or any governmental body or authority, pertaining to the transaction contemplated by this Agreement, shall have been instituted or threatened on or before the closing date.

     6.05 "NI"'s Performance

     "NI" shall have performed and complied with all covenants and agreements, satisfied all conditions required by this Agreement to perform, comply with, or satisfy, before or after closing

     6.05.1 " - "NI"s common stock shall be equal to the purchase price of $4,200,000, based on $1.00 per share. In the event of bankruptcy, receivership or insolvency by either party, the surviving party shall succeed to the rights and or position in the 500 acres and or any subsequent contracts that may have entered into for the development of the property, subject to Bankruptcy court approval. Neither party shall assign or sell their interest in this agreement without the other party's consent, which shall not be unreasonably withheld. The parties also agree to enter into a formal buy sell agreement at the earliest possible date.

     6.06 Consents
          --------

     All necessary agreements and consents to the consummation of the transaction contemplated by this Agreement, if any, shall have been obtained by "TND" and delivered to "NI" at or before closing.

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ARTICLE 7 - The Closing

     7.01 Closing

          The closing of the purchase and sale described herein shall take place on or before April 30, 1998 at 10:00 A.M. Pacific Time, at the offices of "TND" 480 Camino del Rio South, San Diego, California or at another time and place agreeable to the parties.

     7.02 "TND"'s Obligations

          At the, closing, "TND" shall deliver or cause to be delivered to "NI":

     i) Instruments of placement of all assets or other property of "TND" being acquired hereunder by "NI" into an escrow, with title being available subject only to receipt by "TND" of full payment pursuant to this agreement.

     7.03 "NI"'s Obligations

          "NI" shall  execute and deliver to "TND":

          (i) Common Shares of its Stock described in paragraph 1.02(i) in a form acceptable to "TND".

Article 8 - Costs

     8.01 Expenses

          Each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiation and preparation of this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

ARTICLE 9 - Form of Agreement

     9.01 Headings

          The subject Headings of the paragraphs and subparagraphs of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

     9.02 Modification and Waiver

          This Agreement constitutes the agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a Waiver of any other provisions, whether or not similar, nor shall any Waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

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     9.03  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

ARTICLE 10 - Parties
     10.01 Rights of Parties

     Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

     10.02 Assignment

     This Agreement shall be binding on, and shall inure to the benefit of the parties to it and their respective heirs, legal representatives, successors, and assigns; provided, however, "NI" may not assign any of its rights under it, except to a wholly owned subsidiary corporation of the "NI". No such assignment by "NI" to its wholly owned subsidiary shall relieve "NI" of any of its obligations or duties under this Agreement.

ARTICLE 11 - Remedies

     11.01 Arbitration

     Any controversy or claim arising out of or relating to this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in San Diego, California in accordance with the Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

     11-02 Time is of the Essence

     Time is of the essence as to this agreement.

ARTICLE 12 - Nature and Survival of Representations and Obligations

     12.01 Effect of Closing

     All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion or other writing provided for in it, shall. survive the closing.


ARTICLE 13 - Notices
     All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

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     To "NI" at:              Att: Mr. Thomas Carter
                              NetRom, Inc.
                              960 Grand Ave.
                              San Diego, California
                              Ensenada, Baja, California, Mexico 22890

     To "TND" at:             Att: Mr. Michael Sunstein
                              Tri-National Development Corp.
                              480 Camino del Rio South #140
                              San Diego, California 92108

     Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

ARTICLE 14 - Governing Law
     This Agreement shall be construed in accordance with, and governed by, the laws of the State of California.

     IN WITNESS WHEREOF, the parties to this Agreement have duly executed it on the day and year first above written.

"NI":                              "TND"
     NetRom, Inc.                  Tri-National Development Corp.

     by________________________    by ____________________________
       Thomas Carter, President       Michael A. Sunstein President